Exhibit 99.1

DONAHUE ASSOCIATES, LLC
Certified Public Accountants
27 Beach Road Suite CO5A
Monmouth Beach, NJ 07750
Tel. 732-229-7723

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of American CryoStem Corporation

We have audited the accompanying balance sheet of American CryoStem Corporation as of December 31, 2010 and December 31, 2009 and the related statement of operations and changes in shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes, examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of American CryoStem Corporation at December 31, 2010 and December 31, 2009, and the results of its operations, cash flows, and changes in shareholders’ equity for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Donahue Associates LLC

Donahue Associates LLC

Monmouth Beach, New Jersey

May 6, 2011

American CryoStem Corporation
(a Development Stage Company)
Balance Sheet
As of December 31, 2010 and December 31, 2009

	31-Dec-10	31-Dec-09
ASSETS

Current assets:
Cash	$48,449	$21,706

Total current assets	$48,449	$21,706
Other assets:
Security deposits	24,650	0
Equipment- net	164,302	5,679

Total assets	$237,401	$27,385

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable & accrued expenses	$71,747	$40,400
Lease payable- current	15,390	0
Convertible debenture payable- net	0	16,250
Subscriptions payable	0	93,500

Total current liabilities	$87,137	$150,150
Lease payable- non-current	62,052	0
Note payable to shareholder	65,650	70,380

Shareholders’ equity:
Preferred A stock: One share convertible into 5 shares of common stock, par value $.0001, 9,800,000 issued and outstanding at December 31, 2009 and -0- issued and outstanding at December 31, 2010, 10 million shares authorized	0	2,450,000
Preferred C stock: One share convertible into 5 shares of common stock, par value $.0001, -0- issued and outstanding at December 31, 2009 and 4,800,000 issued and outstanding at December 31, 2010, 10 million shares authorized	1,200,000	0
Common stock- $.001 par value, authorized 550,000,000 shares authorized, issued and outstanding, 6,307,416 shares at December 31, 2009 and 42,192,916 at December 31, 2010	$43,193	$6,307
Additional paid in capital	5,282,785	1,757,497
Accumulated deficit - development stage	(6,503,416)	(4,406,949)

Total shareholders’ deficit	(1,177,438)	(2,643,145)

Total Liabilities & Shareholders’ Deficit	$237,401	$27,385

See the notes to the financial statements.

American CryoStem Corporation
(an Development Stage Company)
Statements of Operations
For the Years Ended December 31, 2010 and December 31, 2009
and from Inception, April 1987 through December 31, 2010

	31-Dec-10	31-Dec-09	Inception to Date
General and administrative expenses:
Professional fees	$1,176,084	$216,437	$2,053,110
Research & development	298,467	452,665	753,181
Rent expense	45,207	40,954	206,669
Administration	561,734	75,576	3,415,268

Total general & administrative expenses	2,081,492	785,632	6,428,228

Net loss from operations	($2,081,492)	($785,632)	($6,428,228)

Other income (expenses):
Interest expense	(14,975)	(40,237)	(75,188)

Net loss before provision for income taxes	($2,096,467)	($825,869)	($6,503,416)

Provision for income taxes	0	0	0

Net loss	($2,096,467)	($825,869)	($6,503,416)

Basic & fully diluted net loss per common share	($0.06)	($0.40)

Weighted average of common shares outstanding:
Basic & fully diluted	35,852,658	2,085,106

See the notes to the financial statements.

American CryoStem Corporation
(an Development Stage Company)
Statements of Cash Flows
For the Years Ended December 31, 2010 and December 31, 2009
and from Inception, April 1987 through December 31, 2010

	31-Dec-10	31-Dec-09	Inception to Date
Operating Activities:
Net loss	($2,096,467)	($825,869)	($6,503,416)
Adjustments to reconcile net income items not requiring the use of cash:
Consulting fees and research & development	950,924	457,457	3,864,278
Depreciation expense	13,925	1,726	18,796
Interest expense	5,316	40,237	65,529
Changes in other operating assets and liabilities:
Subscriptions payable	(93,500)	93,500	0
Accounts payable and accrued expenses	31,347	40,400	71,747

Net cash used by operations	($1,188,455)	($192,549)	($2,483,066)

Investing activities:
Security deposits	($24,650)	$0	($24,650)
Purchase of equipment	(84,545)	(2,756)	(95,095)

Net cash used by investing activities	(109,195)	(2,756)	(119,745)

Financing activities:
Issuance of common stock	$1,345,000	$213,180	$2,547,367
Issuance of convertible debenture	0	0	68,500
Issuance of note payable to shareholder	0	0	56,000
Payment of capital lease	(10,561)	0	(10,561)
Payment of note payable to shareholder	(10,046)	0	(10,046)

Net cash provided by financing activities	1,324,393	213,180	2,651,260

Net increase (decrease) in cash during the period	$26,743	$17,875	$48,449

Cash balance at beginning of the fiscal year	21,706	3,831	0

Cash balance at December 31st	$48,449	$21,706	$48,449

Supplemental disclosures of cash flow information:
Interest paid during the fiscal year	$7,598	$0
Income taxes paid during the fiscal year	$0	$0

See the notes to the financial statements.

American CryoStem Corporation
(an Development Stage Company)
Statement of Changes in Shareholders’ Equity
From Inception in April 1987 to December 31, 2010
 Prices & shares adjusted for stock splits.

	Common Shares *	Par Value	Paid in Capital	Retained Deficit	Total Equity	Per Share Price *

Balance at inception, April 26, 1987	0.00	$0	$0	$0	$0

Issuance of common stock	0.01	0	1,000		1,000	$0.01
Net loss for the fiscal year				(914)	(914)

Balance at June 30, 1988	0.01	$0	$1,000	($914)	$86

Net loss for the fiscal year				(2,299)	(2,299)

Balance at June 30, 1989	0.01	$0	$1,000	($3,213)	($2,213)

Issuance of common stock	0.07	0	3,150		3,150	$0.01
Issued common stock for equipment	0.13	0	7,840		7,840	$0.02
Net loss for the fiscal year				(3,245)	(3,245)

Balance at June 30, 1990	0.20	$0	$11,990	($6,458)	$5,532

Contribution of securities by officer	0.11		2,386		2,386
Issuance of common stock	0.01	0	2,000		2,000	$0.04
Issuance of common stock	0.75	1	598		599	$0.01
Net loss for the fiscal year				(10,518)	(10,518)

	Common Shares *	Par Value	Paid in Capital	Retained Deficit	Total Equity	Per Share Price *

Balance at June 30, 1991	1.06	$1	$16,974	($16,976)	($1)

Common stock cancelled	(0.79)	(1)	1		0
Issued common stock to purchase subsidiary	12.57	38	315,451		315,489	$0.01
Net loss for the fiscal year				(276,103)	(276,103)

Balance at June 30, 1992	12.84	$38	$332,426	($293,079)	$39,385

Net loss for the fiscal year				(39,386)	(39,386)

Balance at June 30, 1992 to June 30, 1995	12.84	$38	$332,426	($332,465)	($1)

Issued common stock for services	14.94	$44	$11,956		$12,000	$0.01

Net loss for the fiscal year				(12,000)	(12,000)

Balance at June 30, 1996	27.78	$82	$344,382	($344,465)	($1)

Issuance of common stock	3,451.00	16,500	38,955		55,455	$0.01
Net loss for the fiscal year				(41,819)	(41,819)

Balance at June 30, 1997	3,478.78	$16,582	$383,337	($386,284)	$13,635

Net loss for the fiscal year				(14,425)	(14,425)

Balance at June 30, 1998 to June 30, 2005	3,478.78	$16,582	$383,337	($400,709)	($790)

	Common Shares *	Par Value	Paid in Capital	Retained Deficit	Total Equity	Per Share Price *

Reorganization of the company		(16,579)	(384,130)	400,709	0
Issuance of common stock	4,640.00	5	274,542		274,547	$0.02
Net loss for the fiscal year				(251,772)	(251,772)

Balance at December 31, 2006	8,118.78	$8	$273,749	($251,772)	$21,985

Exchange for AWT shares	341,900.50	342	3,077		3,419	$0.01
Issued shares for services	27,658.16	28	249		277	$0.01
Issuance of common stock	67,387.65	67	531,249		531,316	$0.01
Net loss				(580,408)	(580,408)

Balance at December 31, 2007	445,065.09	$445	$808,324	($832,180)	($23,411)

Issued shares for services	20,000.00	20	980		1,000	$0.05
Issued convertible debenture			45,833		45,833
Issuance of common stock	19,350.69	19	184,028		184,047	$0.05
Net loss				(2,748,900)	(2,748,900)

Balance at December 31, 2008	484,415.78	$484	$1,039,165	($3,581,080)	($2,541,431)

Issued shares for services	2,150,000.00	2,150	427,850		430,000	$0.20
Issuance of common stock	1,060,500.00	1,060	212,120		213,180	$0.20
Issuance of options to consultants			28,725		28,725
Conversion of debentures	2,612,500.00	2,613	49,637		52,250	$0.02
Net loss				(825,869)	(825,869)

Balance at December 31, 2009	6,307,415.78	$6,307	$1,757,497	($4,406,949)	($2,643,145)

	Common Shares *	Par Value	Paid in Capital	Retained Deficit	Total Equity	Per Share Price *

Issued shares for services	4,348,000.00	4,348	865,252		869,600	$0.20
Issuance of common stock	6,725,000.00	6,725	1,338,275		1,345,000	$0.20
Issuance of options to consultants			81,324		81,324
Conversion of debentures	812,500.00	813	15,437		16,250	$0.02
Conversion of preferred stock	25,000,000.00	25,000	1,225,000		1,250,000	$0.05
Net loss				(2,096,467)	(2,096,467)

Balance at December 31, 2010	43,192,915.78	$43,193	$5,282,785	($6,503,416)	($1,177,438)

Please see the notes to the financial statements.

American Cryostem Corporation
(an Development Stage Company)
Statement of Changes in Preferred Stock
From Inception in April 1987 to December 31, 2010

	Preferred A Shares	Preferred Value

Balance at December 31, 2007	0	$0

Issued shares to consultant	200,000	50,000

Issued shares to officers for services	9,600,000	2,400,000

Balance at December 31, 2008	9,800,000	$2,450,000

Balance at December 31, 2009	9,800,000	$2,450,000

Exchange to preferred C	(4,800,000)	(1,200,000)

Conversion to common stock	(5,000,000)	(1,250,000)

Balance at December 31, 2010	0	$0

	Preferred C Shares	Preferred Value

Balance at December 31, 2009	0	$0

Exchange from preferred A	4,800,000	1,200,000

Balance at December 31, 2010	4,800,000	$1,200,000

See the notes to the financial statements.

American CryoStem Corporation
(a Development Stage Company)
Notes to the Financial Statements
For the Years Ended December 31, 2010 and December 31, 2009

1. Organization of the Company and Significant Accounting Principles

American CryoStem Corporation (the “Company”) is a publicly held corporation formed in April 1987 in the state of Nevada. The Company’s common stock has been quoted on the OTC Pink Sheets under the symbol “AMCY” since February, 2009.

The Company, is in the business of collecting adipose tissue, processing it to separate the adult stem cells, and preparing and storing such stem cells for long-term storage. The process allows individuals to preserve their stem cells for future personal use in cellular therapy. The adipose derived stem cells are prepared and stored in their raw form without manipulation, bio-generation or the addition of biomarkers or other materials, making them suitable for use in cellular treatments and therapies offered by existing and planned treatment centers worldwide. Individualized collection and storage of adult stem cells provides personalized medicine solutions by making the patient’s own preserved stem cells available for future cellular therapies.

The Company has no material revenues and/or assets to date and as such is a “development stage” company.

Development Stage Company- the Company has no material revenues since its inception and therefore qualifies for treatment as a development stage company as per Statement of Financial Accounting Standards (SFAS) No. 7. As per SFAS No.7, financial transactions are accounted for as per generally accepted accounted principles. Costs incurred during the development stage are accumulated in “accumulated deficit- development stage” and are reported in the Stockholders’ Equity section of the balance sheet.

Use of Estimates- The preparation of the financial statements in conformity with United States generally accepted accounting principles (“GAAP”) uniformly applied requires management to make reasonable estimates and assumptions that affect the reported amounts of the assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses at the date of the financial statements and for the period they include. Actual results may differ from these estimates.

Cash and interest bearing deposits- For the purpose of calculating changes in cash flows, cash includes all cash balances and highly liquid short-term investments with an original maturity of three months or less.

Long Lived Assets- The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount.

Equipment- Equipment is stated at cost. Depreciation expense is computed using the straight-line method over the estimated useful life of the assets. The following are the estimated useful lives of the assets being depreciated.

Office equipment	3 years
Leasehold improvements	15 years
Lab equipment	7 to 10 years

Income taxes- The Company accounts for income taxes in accordance with generally accepted accounting principles which require an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between financial statement and income tax bases of assets and liabilities that will result in taxable income or deductible expenses in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets and liabilities to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period adjusted for the change during the period in deferred tax assets and liabilities.

The Company follows the accounting requirements associated with uncertainty in income taxes using the provisions of Financial Accounting Standards Board (FASB) ASC 740, Income Taxes. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the positions will be sustained upon examination by the tax authorities. It also provides guidance for derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As of December 31, 2010 and December 31, 2009, the Company has no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. All tax returns from fiscal years 2007 to 2010 are subject to IRS audit.

2. Going Concern

The accompanying financial statements have been presented in accordance with GAAP, which assumes the continuity of the Company as a going concern. However, the Company has incurred significant losses since its inception and has no material revenues to date and continues to rely on financing and the issuance of shares to raise capital to fund its business operations.

Management’s plans with regard to this matter are as follows:

The Company has been actively engaged in creating and implementing its new business model. In connection with this process, management of the Company has raised approximately $1,345,000 under SEC Rule 506 from January 1, 2010 to December 31, 2010, and retained the services of new corporate advisors and consultants. Additionally the Company has entered into a non-exclusive agreement with a registered broker-dealer pursuant to which such broker-dealer has agreed to assist the Company in raising funds on a best efforts basis through the sale of the Company’s securities.

The Company plans to continue to fund its operations through capital fundraising activities in 2011 until the new commercial facilities generate sufficient revenue to support its operations.

The Company, in pursuing the new business model, has developed numerous what it believes are patentable technologies and business methods. The Company has filed its initial patent and several trademark applications and expects to file six (6) initial patents in the second and third quarter of 2011.

3. Net Loss per Share

The Company applies ASC 260, “Earnings per Share” to calculate loss per share. In accordance with ASC 260, basic net loss per share has been computed based on the weighted average of common shares outstanding during the years. The effects of the options convertible into shares of common stock and the preferred shares convertible into common stock, have been excluded from the calculation of loss per share because their inclusion would be anti-dilutive. Net loss per share is computed as follows:

	31-Dec-10	31-Dec-09

Net loss	($2,096,467)	($825,869)

Weighted average shares outstanding	35,852,658	2,085,106

Basic & fully diluted net loss per common share	($0.06)	($0.40)

4. Convertible Debentures

From October 2008 through November 2008, in connection with the reorganization of the Company, the Company raised $68,500 through the sale of convertible debentures. Each convertible debenture accrued interest at the annual rate of prime and was due November 30, 2009. As a result of the sale of such convertible debentures, the Company recorded $45,833 to shareholders equity representing that portion of the convertible debentures calculated as equity.

Each $1.00 aggregate principal amount of convertible debenture was convertible into 10 shares of the Company’s convertible preferred A stock. In December 2009, $52,250 aggregate principal amount of convertible debentures was converted by the holders, and the balance of $16,250 was converted in February 2010.

5. Common Stock and Convertible Preferred Stock Transactions

All shares and per share numbers set forth in these footnotes to the Company’s audited financial statements take into account and assume the May 2007 reverse split and the February 2009 reverse split occurred at inception.

In February 2009, the Company effectuated a 1 for 200 share reverse split of its issued and outstanding common stock resulting in a stockholder receiving one (1) share of common stock for each 200 shares of common stock held by a stockholder as of the record date of such stock split. As a result of such stock split, the Company had issued and outstanding as of December 31, 2009, 5,557,416 shares of common stock (which amount excludes 49,000,000 shares of common stock issuable upon conversion of all its issued and outstanding convertible preferred stock as of December 31, 2009.

In fiscal year 2009, the Company issued 2,150,000 to various consultants for services rendered and recorded an expense of $430,000 in connection with the issuances.

In fiscal year 2009, the Company sold 1,060,500 shares of common stock and received net proceeds of $213,180.

In fiscal year 2009, the Company issued 2,612,500 shares of its common stock as result of the conversion of $52,250 of the convertible debentures as discussed in Note 4.

In fiscal year 2010, the Company issued 4,348,000 to various consultants for services rendered and recorded an expense of $869,600 in connection with the issuances.

In fiscal year 2010, the Company sold 6,725,000 shares of common stock and received net proceeds of $1,345,000.

In fiscal year 2010, the Company issued 812,500 shares of its common stock as result of the conversion of $16,250 of the convertible debentures as discussed in Note 4.

During fiscal year 2010, the holders of the preferred A stock converted 5 million preferred A shares into 25,000,000 shares of common stock.

During fiscal year 2010, the holders of the preferred A stock exchanged 4,800,000 shares of preferred A stock to 4,800,000 shares of preferred C stock. The preferred C stock is entitled to 10 votes for all matters the common shareholders are entitled to vote upon. Each preferred C share is convertible after a minimum 2 year holding period into 5 shares of common stock. The preferred C stock has a performance dividend that is equal to: the total number of stored samples at the end of each year at $15 per sample.

6. Reliance on Key Personnel

The Company largely relies on the efforts of its Chief Executive Officer and the Chairman of its Board of Directors. The Company has no other employees. A withdrawal of the efforts of Chief Executive Officer and/or Chairman would have a material adverse affect on the Company’s ability to continue as a going concern.

7. Fair Values of Financial Instruments

Cash, accounts payable and accrued expenses, subscriptions payable, lease payable, note payable to shareholder, and convertible debentures payable in the balance sheet are estimated to approximate fair market value at December 31, 2010 and December 31, 2009.

8. Income Tax Provision

Provision for income taxes is comprised of the following:

	31-Dec-10	31-Dec-09

Net loss before provision for income taxes	($2,096,467)	($825,869)

Current tax expense:
Federal	$0	$0
State	0	0

Total	$0	$0

Less deferred tax benefit:
Tax loss carryforwards	(1,149,265)	(657,865)
Allowance for recoverability	1,149,265	657,865

Provision for income taxes	$0	$0

A reconciliation of provision for income taxes at the statutory rate to provision for income taxes at the Company’s effective tax rate is as follows:

Statutory U.S. federal rate	34%	34%
Statutory state and local income tax	10%	10%
Less allowance for tax recoverability	-44%	-44%

Effective rate	0%	0%

Deferred income taxes are comprised of the following:

Tax loss carryforwards	$1,149,265	$657,865
Allowance for recoverability	(1,149,265)	(657,865)

Deferred tax benefit	$0	$0

Note: The deferred tax benefits arising from the timing differences begin to expire in fiscal year 2028 and may not be recoverable upon the purchase of the Company under current IRS statutes.

9. Litigation

The Company is not party to any pending litigation against it and is not aware of any litigation contemplated against it as of December 31, 2010.

10. Fixed Assets

Fixed assets are computer equipment and are comprised as follows.

	31-Dec-10	31-Dec-09

Office equipment	$13,583	$10,550
Leasehold improvement	1,204	0
Lab equipment	168,311	0
Accumulated depreciation	(18,796)	(4,871)

Equipment- net	$164,302	$5,679

Depreciation expense for fiscal years 2010 and 2009 was $13,925 and $1,726, respectively. Depreciation expense on the assets leased in fiscal 2010 was $6,124.

11. Commitments & Contingencies

In March, 2009, the Company executed an agreement with two individuals to serve on the Company’s advisory committee to the Board of Directors. In June 2009, the Company executed an agreement with an additional individual to serve on the Company’s advisory committee to the Board of Directors. For each Advisor, the Company has agreed to issue 3 year options to each such individual to purchase 125,000 shares of the Company’s common stock as follows: (i) options to purchase 50,000 shares on the date of execution of each Advisory Agreement, (ii) options to purchase 25,000 shares the first annual anniversary of the date each advisory agreement was signed; and (iii) options to purchase 25,000 shares on the second anniversary of the date each agreement was signed and; (iv) options to purchase 25,000 the third anniversary of the date each advisory agreement was signed. The initial tranche of options granted to each of the four advisors are exercisable at $0.10 per share, each subsequent tranche of stock options to purchase 25,000 shares will only be issued if a person is on the Company’s advisory board on the dates such stock options are to be issued as provided above. Options issued to the advisors for their continued participation on the Advisory Board subsequent to their initial 3 year term options are exercisable at an exercise price per share equal to the product of (i) 110% multiplied by the market price of the common stock for each additional 25,000 option grant.

In September of 2010 the company executed an agreement with an individual to become the chairman of the Company’s Advisory Committee. In connection with this agreement the Company granted to this individual a three year option from the date of the agreement an option to purchase a total of 250,000 shares of the Company’s common stock. These options vest as follows; 100,000 upon the execution of the agreement, 75,000 on the first anniversary of the agreement and 75,000 on the second anniversary of the agreement. The Advisor is entitled to receive an additional grant of 50,000 options on each successive anniversary date following the initial three year term at which the advisor remains the Chairman and a member of the advisory committee. The initial tranche of options granted are exercisable at $0.10 per share, each subsequent tranche of stock options to purchase 50,000 shares will only be issued if the person is on the Company’s advisory board on the dates such stock options are to be issued. The additional options are exercisable at an exercise price per share equal to the product of 110% multiplied by the closing market price of the common stock on the date upon which the options are granted.

In September of 2010 the Company entered into a 2 year consulting agreement with a consultant to provide assistance in developing supervisory and operating processes and procedures regarding the day to day operations of its adipose tissue processing laboratory. Under the terms of the agreement the Company agreed to pay the consultant a monthly fee of $2,500 and to issue to the consultant a three year option to purchase 100,000 shares of the Company’s common stock at an exercise price of $0.10. The options granted under this agreement vest as follows; 50,000 upon execution of the agreement, 25,000 on the first anniversary of the agreement and 25,000 on the second anniversary of the agreement. Furthermore all the options granted under this agreement will immediately vest should the consultant become an employee of the Company.

In November, 2010 the Company executed an agreement with an individual to serve on the Company’s advisory committee to the Board of Directors. In December 2010, the Company executed an agreement with an additional individual to serve on the Company’s advisory committee to the Board of Directors. For each Advisor, the Company has agreed to issue 3 year options to each such individual to purchase 150,000 shares of the Company’s common stock. The options shall vest as follows: (i) 50,000 shares on the date of execution of each Advisory Agreement, (ii) 50,000 shares the first annual anniversary of the date each advisory agreement was signed; and (iii) options to purchase 50,000 shares on the second anniversary of the date each agreement was signed. The initial tranche of options granted to each of the two advisors are exercisable at $0.10 per share, Subsequent stock options to purchase 50,000 shares will be issued following the initial three year term if a person remains a member of the Company’s advisory board on the dates such stock options are to be issued. Options issued to the advisors for their continued participation on the Advisory Board subsequent to their initial 3 year term options are exercisable at an exercise price per share equal to the product of (i) 110% multiplied by the market price of the common stock for each additional 25,000 option grant.

In December 2009, the Company entered into a one year consulting agreement with a consultant provided the Company assistance in developing certain processes, laboratory operations and laboratory validations, and creating additional new and unique process materials including proprietary fluidics for the Company regarding the processing of adipose tissue. The Company has agreed to pay the consultant $6,000 per month expiring in December 2010. The Company has also agreed to pay the consultant a $10,000 success fee upon the completion of the necessary validation work with respect to the processing of adipose tissue into its derivative components. In addition, the Company agreed to issue 3 year stock options to purchase 250,000 shares of common stock to the consultant exercisable at $0.10 per share. Such stock options vest as follows (i) 100,000 shares upon the completion of laboratory process validation, and (ii) 150,000 shares in June 2010, provided the validation process has been completed and the Company has commercialized its products.

In December 2009, the Company entered into a 1 year consulting agreement with a consultant whereby the consultant will market the Company’s services. Under the terms of the consulting agreement, the Company agreed to pay the consultant a base salary of $2,000 per month and issue to the consultant 120,000 shares of common stock (30,000 per quarter) expiring in December 2010.

In February 2009, the Company entered into a consulting agreement with the Company’s Vice President of Business Development. The agreement expires in February 2011 and provides for payment of $5,000 per month, which amount may be increased in the sole discretion of the Company’s Board of Directors.

In December 2008, the Company entered into employment agreements with its Chief Executive Officer and Chairman. The term of each such agreement is five years and provides for salaries, bonuses and stock options determined at the sole discretion of the Board based upon the then business status of the Company.

The Company has leased laboratory equipment in fiscal year 2010. The minimum requirements under the capital lease are as follows.

2011	$22,440
2012	22,440
2013	22,440
2014	22,440
2015	5,610

Total minimum lease payments	$95,370

Less amounts representing interest	(17,928)

Present value of net minimum lease payments	$77,442

12. Issuance of Options

During the fiscal year 2009, the Company issued options to purchase in the aggregate 200,000 shares of its common stock at an exercise price of $0.10 per share, which options expire in fiscal year 2012. In fiscal year 2010, the Company issued options to purchase 625,000 shares of its common stock at an exercise price of $0.10 per share expiring in fiscal year 2013.

All options granted are recorded at fair value using a generally accepted option pricing model at the date of the grant. For purposes of determining the option value, the fair value of each option granted is measured at the date of the grant by the option pricing model with the following assumptions; the dividend yield is 0%, volatility is 50%, and the risk free interest rate is 0.50%. As a result of the issuance, for the fiscal year ended December 31, 2009 and December 31, 2010, the Company recorded $28,725 and $81, 324, respectively, in expenses in the statement of operations.

The following is a summary of common stock options outstanding at December 31, 2010:

	Amount	Wgtd Avg Exercise Price	Wgtd Years to Maturity

Outstanding at December 31, 2008	0

Issues	250,000
Exercises	0
Expires	0

Outstanding at December 31, 2009	250,000	$0.10	2.56

Issues	625,000
Exercises	0
Expires	0

Outstanding at December 31, 2010	875,000	$0.08	2.34

13. Note Payable to Shareholder

The note payable to the shareholder is unsecured at a face of $65,000. The note carries an interest rate of 6% and matures in fiscal year 2012.

14. Subsequent Events

On April 20, 2011, R &A Productions, Inc.(R&A), a Nevada corporation, entered into an asset purchase and redemption agreement (Asset Purchase) with the Company pursuant to which: (i) R&A purchased substantially all of the assets and assumed substantially all of the liabilities of the Company solely in exchange for the issuance by R&A to the Company of 21,000,000 shares of R&A common stock. Upon the Asset Purchase closing, the Company became the majority shareholder of R&A.